As filed with the Securities and Exchange Commission on May 15, 1996

                                                   Registration No. 33-

                   SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C.  20549
                    ________________________________

                                  FORM S-8

                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933
                              _________________

                               BBN Corporation
               (Exact name of registrant as specified in its charter)


      Massachusetts          1986 Stock Incentive Plan         04-2164398
(State or other jurisdic-    1996 Stock Incentive Plan     (I.R.S. Employer
tion of incorporation or                                Identification Number)
organization)
                             (Full title of the plans)

                              _______________________

                              150 CambridgePark Drive
                          Cambridge, Massachusetts  02140
                                 (617) 873-2000
                (Address, including zip code, and telephone number,
                 including area code, of principal executive offices)

                              Ralph A. Goldwasser
                Senior Vice President and Chief Financial Officer
                                BBN Corporation
                            150 CambridgePark Drive
                        Cambridge, Massachusetts  02140
                               (617) 873-2000
               (Name and address, including zip code, and telephone
                number, including area code, of agent for service)
                         ______________________________

                         CALCULATION OF REGISTRATION FEE

Title of each    Amount to    Proposed maxi-     Proposed maxi-   Amount of
class of se-     be regis-    mum offering price mum aggregate   registration
curities to be   tered<F1>    per share<F2>      offering            fee
registered                                       price<F2>

Common Stock --
1.00 Par Value:  1,670,000      $27.0625         $45,194,375      $15,584.27


<F>
<F1>  This Registration Statement also covers such indeterminable number of additional shares of Common Stock, par value $1.00 per share ("Common Stock"), of BBN Corporation (the "Company") as may become deliverable as a result of future adjustments in accordance with the Company's 1986 Stock Incentive Plan and 1996 Stock Incentive Plan.

<F2>  The offering price has been estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) on the basis of the average high and low prices for the Common Stock on May 13, 1996 as reported on the New York Stock Exchange.

</F>
                                EXPLANATORY NOTE

This registration Statement covers 850,000 shares of the Company's Common Stock to be issued pursuant to the Company's 1986 Stock Incentive Plan, and 820,000 shares of the Company's Common Stock to be issued pursuant to the Company's 1996 Stock Incentive Plan, for a total of 1,670,000 shares.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents previously filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") are hereby incorporated by reference:

     (1) The Company's Annual Report on Form 10-K for the year ended June 30, 1995, including the portions of the Company's Proxy Statement dated September 29, 1995 relating to its 1995 Annual Meeting of Shareholders.

     (2) The Company's Quarterly Reports on Form 10-Q for the quarters ended September 30 and December 31, 1995 and March 31, 1996.

     (3) The Company's Current Report on Form 8-K filed with the Commission on May 15, 1996.

     (4) The description of the Common Stock contained in the Company's Registration Statement on Form 8-A filed in 1961, as supplemented by the description of the Company's Common Stock Purchase Rights contained in its Registration Statement on Form 8-A filed on June 28, 1988.

     All other reports and other documents filed by the Company pursuant to
Section 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the termination of this offering shall be incorporated by reference into this Registration Statement and shall be deemed to be a party of this Registration Statement from the date of filing of such reports and documents. Any statement contained herein or in a document incorporated by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         The Company is organized under the laws of Massachusetts. The Massachusetts Business Corporation Law provides that indemnification of directors, officers, employees, and other agents of a Massachusetts corporation, and persons who serve at its request as directors, officers, employees, or other agents of another organization, or who serve at its request in any capacity with respect to any employee benefit plan, may be provided by the corporation to whatever extent is specified in charter document or votes adopted by its shareholders, except that no indemnification may be provided for any person with respect to any matter as to which the person shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interest of the corporation, or to the extent that such matter relates to services with respect to an employee benefit plan, with best interests of the participants or beneficiaries of such employee benefit plan. Under Massachusetts law, a corporation can purchase and maintain insurance on behalf of any person against any liability incurred as a director, officer, employee, agent, or person serving at the request of the corporation as a director, officer, employee, or other agent of another organization or with respect to any employee benefit plan, in his capacity as such, whether or not the corporation would have the power to itself indemnify him against such liability.

     The Company's Restated Articles of Organization provide that a director of the Company shall not be liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director, except to the extent that such exculpation from liability is not permitted by the Business Corporation Law of Massachusetts as the same exists now or may hereafter be amended. Such Restated Articles of Organization provide further that no amendment to or repeal of the foregoing provision shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any act or omission of such director occurring prior to such amendment or repeal.

     The Company's By-laws provide the Company shall, to the extent legally permissible, indemnify each of its directors and officers (including persons who serve at its request as directors, officers, or trustees of another organization in which it has any interest, as a shareholder, creditor or otherwise) against all liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees, reasonably incurred by him in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which he may be involved or with which he may be threatened, while in office or thereafter, by reason of his being or having been such a director or officer, except with respect to any matter as to which he shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interests of the Company; provided, however, that as to any matter disposed of by a compromise payment by such director or officer, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless such compromise shall be approved as in the best interests of the Company, after notice that it involves such indemnification, (a) by a disinterested majority of the directors then in office; or (b) by a majority of the disinterested directors then in office, provided that there has been obtained an opinion in writing of independent legal counsel to the effect that such director or officer appears to have acted in good faith in the reasonable belief that his action was in the best interests of the Company; or (c) by the holders of a majority of the outstanding stock at the time entitled to vote for directors, voting as a single class, exclusive of any stock owned by any interested director or officer. The By-laws further provide that the right of indemnification provided therein shall not be exclusive of or affect any other rights to which any director or officer may be entitled.

     The Company maintains a Directors and Officers Liability and Corporate Reimbursement Insurance Policy and a Fiduciary Responsibility Insurance Policy covering its directors and officers.

     Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

Item 7.  Exemption From Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

Exhibit

4.1      1986 Stock Incentive Plan, as amended through November 6, 1995.

4.2      1996 Stock Incentive Plan.

5.1      Opinion of Ropes & Gray.

23.1     Consent of Coopers & Lybrand L.L.P.

23.2 Consent of Ropes & Gray (contained in the opinion filed as Exhibit 5.1 to this Registration Statement).

24.1 Power of Attorney (included on the signature page of this Registration Statement under the caption "Power of Attorney").

Item 9.  Undertakings.

         (a)  The undersigned Registrant hereby undertakes:

           (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Se-curities Act of 1933, (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof), which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs
          (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securi-ties offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain un-sold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the Prospectus, to each person to whom the Prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the Prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X are not set forth in the Prospectus, to deliver, or cause to be delivered to each person to whom the Prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the Prospectus to provide such interim financial information.

     (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, the Commonwealth of Massachusetts, on this 15th day of May, 1996.

                              BBN Corporation


                              By:  /s/George H. Conrades
                                   George H. Conrades
                                   President and Chief Executive Officer

                               POWER OF ATTORNEY

     Pursuant to the requirement of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes and constitutes George H. Conrades, Ralph A. Goldwasser, and John Montjoy and each of them singly, his or her true and lawful attorneys with full power to them, and each of them singly, to sign for him or her and in his or her name in the capacities indicated below any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith, and he or she hereby ratifies and confirms his or her signature as it may be signed by said attorneys, or any of them, to any and all such amendments.

          Signature                  Capacity in             Date
                                     Which Signed


          /s/George H. Conrades      Chairman,               May 15, 1996
                                     President, Chief
          George H. Conrades         Executive
          (principal executive       Officer and
          officer)                   Director


          /s/Ralph A.                Senior Vice             May 15, 1996
          Goldwasser                 President,
                                     Chief Financial
          Ralph A. Goldwasser        Officer
          (principal financial       and Treasurer
          officer)


          /s/Paul F. Brauneis        Vice President          May 15, 1996
                                     and Controller
          Paul F. Brauneis
          (principal accounting
          officer)

          /s/John M. Albertine       Director                May 15, 1996

          John M. Albertine


          /s/Lucie J. Fjeldstad      Director                May 15, 1996

          Lucie J. Fjeldstad


          /s/George N.               Director                May 15, 1996
          Hatsopoulos

          George N. Hatsopoulos


          /s/Max D. Hopper           Director                May 15, 1996

          Max D. Hopper


          /s/Stephen R. Levy         Director                May 15, 1996

          Stephen R. Levy


          /s/Regis McKenna           Director                May 15, 1996

          Regis McKenna


          /s/Andrew L. Nichols       Director                May 15, 1996

          Andrew L. Nichols


          /s/Roger D. Wellington     Director                May 15, 1996

          Roger D. Wellington

                                 EXHIBIT INDEX


          Number                 Title of Exhibit

            4.1                  l986 Stock Incentive Plan,
                                 as amended through
                                 November 6, 1995.

            4.2                  1996 Stock Incentive Plan.

            5.1                  Opinion of Ropes & Gray.

           23.1                  Consent of Coopers & Lybrand L.L.P.

           23.2 Consent of Ropes & Gray (contained in the opinion filed as Exhibit 5.1 to this Registration Statement.

           24.1 Power of Attorney (included on the signature page of this Registration Statement under the caption "Power of Attorney").